EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS
Strong execution leads to record gross margin
for the fourth quarter and full year
CHANDLER, AZ – February 15, 2024 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2023.  Highlights include:

•Gross profit increased 4% year over year to $436.2 million with gross margin expanding 270 basis points to a record 19.5% for the fourth quarter and up 2% for the full year
•Insight Core Services gross profit grew 7% year over year for the fourth quarter and up 8% for the full year
•Cloud gross profit grew 43% year over year for the fourth quarter and up 26% for the full year
•Earnings from operations increased 16% year over year to $131.9 million for the fourth quarter and up 1% for the full year
•Adjusted earnings from operations increased 16% year over year to $148.7 million for the fourth quarter and up 5% for the full year
•Diluted earnings per share of $2.42 increased 14% year over year for the fourth quarter and decreased 1% for the full year
•Adjusted diluted earnings per share of $2.98 increased 18% year over year for the fourth quarter and of $9.69 increased 6% for the full year
•Cash flows provided by operating activities were $205.8 million for the fourth quarter and $619.5 million for the full year

In the fourth quarter of 2023, net sales were down 11%, year to year, while gross profit increased 4%. Gross margin expanded 270 basis points compared to the fourth quarter of 2022 to a record 19.5%. Earnings from operations of $131.9 million increased 16% compared to $114.0 million in the fourth quarter of 2022. Adjusted earnings from operations of $148.7 million increased 16% compared to $128.3 million in the fourth quarter of 2022. Consolidated net earnings were $90.6 million, or 4.1% of net sales, in the fourth quarter of 2023, and adjusted consolidated net earnings were $103.1 million or 4.6% of net sales. Diluted earnings per share for the quarter was $2.42, up 14%, year over year, and Adjusted diluted earnings per share was a quarterly record $2.98, up 18%, year over year.

“In the fourth quarter, we achieved gross profit growth of 4% and impressive adjusted diluted earnings per share growth of 18%, strengthened by acquisitions we made in the second half of the year,” stated Joyce Mullen, President and Chief Executive Officer. “We continued to see strength in cloud and services gross profit, which offset a decline in gross profit from hardware,” Mullen stated.

For the full year 2023, net sales decreased 12%, year to year, to $9.2 billion. Gross profit increased 2% while gross margin of 18.2% expanded 250 basis points compared to the prior year. Earnings from operations of $419.8 million increased 1% compared to $413.7 million in 2022. Adjusted earnings from operations of $492.1 million increased 5% compared to $466.6 million in 2022. Diluted earnings per share for the full year 2023 was $7.55, down 1%, year to year. Adjusted diluted earnings per share was a full year record $9.69, up 6%, year over year.

“We made critical shifts in our operational model to position us well for the future as a solutions integrator,” stated Mullen. “In a tough year from a demand perspective, we achieved record gross margin of 18.2% driven by 26% growth in cloud gross profit and 8% growth in Insight Core Services gross profit. We also generated record cash flows from operating activities of $620 million and record Adjusted diluted earnings per share of $9.69 for the year” stated Mullen.

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the fourth quarter of 2023 of $2.2 billion decreased 11%, year to year, when compared to the fourth quarter of 2022. Product net sales decreased 14%, year to year, and services net sales increased 6%, year over year.
•Net sales in North America decreased 14%, year to year, to $1.8 billion;
◦Product net sales decreased 16%, year to year, to $1.5 billion;
◦Services net sales increased 2%, year over year, to $318.6 million;
•Net sales in EMEA increased 4%, year over year, to $390.5 million; and
•Net sales in APAC increased 1%, year over year, to $55.1 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 11%, year to year, with declines in net sales in North America and EMEA of 14% and 1%, year to year, respectively, partially offset by an increase in net sales in APAC of 1%, year over year.
•Consolidated gross profit increased 4% compared to the fourth quarter of 2022 to $436.2 million, with consolidated gross margin expanding 270 basis points to a record 19.5% of net sales. Product gross profit decreased 9%, year to year, and services gross profit increased 16%, year over year. Cloud gross profit grew 43%, year over year, and Insight Core Services gross profit increased 7%, year over year. By segment, gross profit:
•increased 2% in North America, year over year, to $353.8 million (19.8% gross margin);
•increased 10% in EMEA, year over year, to $67.3 million (17.2% gross margin); and
•increased 6% in APAC, year over year, to $15.0 million (27.2% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 3%, year over year, with gross profit growth in North America, EMEA and APAC of 2%, 5% and 7%, respectively, year over year.
•Consolidated earnings from operations increased 16% compared to the fourth quarter of 2022 to $131.9 million, or 5.9% of net sales. By segment, earnings from operations:
•increased 18% in North America, year over year, to $117.4 million, or 6.6% of net sales;
•decreased 8% in EMEA, year to year, to $9.9 million, or 2.5% of net sales; and
•increased 16% in APAC, year over year, to $4.6 million, or 8.3% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 16%, year over year, with increased earnings from operations in North America and APAC of 18% and 17%, year over year, respectively, partially offset by a decrease in earnings from operations in EMEA of 8%, year to year.
•Adjusted earnings from operations increased 16% compared to the fourth quarter of 2022 to $148.7 million, or 6.6% of net sales. By segment, adjusted earnings from operations:
•increased 17% in North America, year over year, to $131.7 million, or 7.4% of net sales;
•increased 3% in EMEA, year over year, to $12.1 million, or 3.1% of net sales; and
•increased 15% in APAC, year over year, to $4.8 million, or 8.7% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 16%, year over year, with increased Adjusted earnings from operations in North America, EMEA and APAC of 17%, 2% and 16%, respectively, year over year.
•Consolidated net earnings and diluted earnings per share for the fourth quarter of 2023 were $90.6 million and $2.42, respectively, at an effective tax rate of 25.8%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the fourth quarter of 2023 were $103.1 million and $2.98, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share increased 18% year over year.
Results for the Year:
•Consolidated net sales of $9.2 billion for 2023 decreased 12%, year to year, when compared to 2022.
•Net sales in North America decreased 13%, year to year, to $7.4 billion;
◦Product net sales decreased 15%, year to year, to $6.2 billion;
◦Services net sales increased 2%, year over year, to $1.2 billion;

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Net sales in EMEA decreased 9%, year to year, to $1.6 billion; and
•Net sales in APAC decreased 2%, year to year, to $229.8 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 12%, year to year, with declines in net sales in North America and EMEA of 13% and 9%, year to year, respectively, partially offset by an increase in net sales in APAC of 1%.
•Consolidated gross profit increased 2% compared to 2022 to $1.7 billion, with consolidated gross margin expanding 250 basis points to 18.2% of net sales. Product gross profit decreased 8%, year to year, and services gross profit increased 12%, year over year. Cloud gross profit grew 26%, year over year, and Insight core services gross profit increased 8%, year over year. By segment, gross profit:
•increased 1% in North America, year over year, to $1.3 billion (18.2% gross margin);
•increased 5% in EMEA, year over year, to $260.0 million (16.6% gross margin); and
•increased 4% in APAC, year over year, to $63.6 million (27.7% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 2%, year over year, with gross profit growth in North America, EMEA and APAC of 2%, 4% and 8%, respectively, year over year.
•Consolidated earnings from operations increased 1% compared to the full year of 2022 to $419.8 million, or 4.6% of net sales. By segment, earnings from operations:
•increased 3% in North America, year over year, to $362.1 million, or 4.9% of net sales;
•decreased 14% in EMEA, year to year, to $38.1 million, or 2.4% of net sales; and
•increased 3% in APAC, year over year, to $19.6 million, or 8.5% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 2%, year over year, with increased earnings from operations in North America and APAC of 4% and 6%, year over year, respectively, partially offset by a decrease in earnings from operations in EMEA of 14%, year to year.
•Adjusted earnings from operations increased 5% compared to the full year of 2022 to $492.1 million, or 5.4% of net sales. By segment, adjusted earnings from operations:
•increased 6% in North America, year over year, to $424.4 million, or 5.7% of net sales;
•decreased 1% in EMEA, year to year, to $47.6 million, or 3.0% of net sales; and
•increased 3% in APAC, year over year, to $20.2 million, or 8.8% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 6%, year over year, with increased Adjusted earnings from operations in North America and APAC of 7% and 6%, year over year, respectively, partially offset by a decrease in Adjusted earnings from operations in EMEA of 1%, year to year.
•Consolidated net earnings and diluted earnings per share for the full year of 2023 were $281.3 million and $7.55, respectively, at an effective tax rate of 25.6%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the full year of 2023 were $335.6 million and $9.69, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share increased 7% year over year.
In discussing financial results for the three and twelve months ended December 31, 2023 and 2022 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.
GUIDANCE
For the full year 2024, the Company expects Adjusted diluted earnings per share to be between $10.50 and $10.80. We expect to deliver gross profit growth in the mid to high teens and expect that our gross margin will be approximately 19%. We expect that operating expenses will grow at a higher rate than gross profit.
This outlook assumes:
•interest expense of $40 to $42 million;
•an effective tax rate of 26% for the full year;
•capital expenditures of $50 to $55 million; and
•an average share count for the full year of 35.2 million shares.
This outlook excludes acquisition-related intangibles amortization expense of approximately $60 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net and no significant change in our debt instruments or the macroeconomic environment. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2024 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss fourth quarter and full year 2023 results of operations. A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call. To access the live conference call, please register in advance using the event link on the Company's web site. Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”. Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, and (vii) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the fourth quarter of 2023 was in excess of $68.32, which is the initial conversion price of the convertible senior notes. Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, and (ix) certain third-party data center service outage related expenses and recoveries. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, and (vii) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	change	2023	2022	change
Insight Enterprises, Inc.
Net sales:
Products	$1,827,980	$2,119,061	(14%)	$7,631,388	$8,947,787	(15%)
Services	$408,031	$383,549	6%	$1,544,452	$1,483,404	4%
Total net sales	$2,236,011	$2,502,610	(11%)	$9,175,840	$10,431,191	(12%)
Gross profit	$436,150	$420,559	4%	$1,669,525	$1,636,567	2%
Gross margin	19.5%	16.8%	270 bps	18.2%	15.7%	250 bps
Selling and administrative expenses	$298,206	$304,766	(2%)	$1,236,243	$1,216,660	2%
Severance and restructuring expenses, net	$3,136	$1,451	> 100%	$6,091	$4,235	44%
Acquisition and integration related expenses	$2,947	$326	> 100%	$7,396	$1,972	> 100%
Earnings from operations	$131,861	$114,016	16%	$419,795	$413,700	1%
Net earnings	$90,608	$77,477	17%	$281,309	$280,608	—%
Diluted earnings per share	$2.42	$2.13	14%	$7.55	$7.66	(1%)

North America
Net sales:
Products	$1,471,761	$1,760,826	(16%)	$6,167,512	$7,291,301	(15%)
Services	$318,591	$311,780	2%	$1,214,842	$1,193,091	2%
Total net sales	$1,790,352	$2,072,606	(14%)	$7,382,354	$8,484,392	(13%)
Gross profit	$353,812	$345,287	2%	$1,345,955	$1,328,333	1%
Gross margin	19.8%	16.7%	310 bps	18.2%	15.7%	250 bps
Selling and administrative expenses	$230,913	$244,965	(6%)	$976,172	$973,798	—%
Severance and restructuring expenses, net	$2,741	$912	> 100%	$3,793	$2,384	59%
Acquisition and integration related expenses	$2,781	$69	> 100%	$3,908	$1,715	>100%
Earnings from operations	$117,377	$99,341	18%	$362,082	$350,436	3%

Sales Mix			**			**
Hardware	57%	64%	(23%)	61%	68%	(22%)
Software	25%	21%	2%	23%	18%	7%
Services	18%	15%	2%	16%	14%	2%
	100%	100%	(14%)	100%	100%	(13%)

EMEA
Net sales:
Products	$325,122	$324,625	—%	$1,331,338	$1,511,897	(12%)
Services	$65,406	$50,558	29%	$232,316	$200,624	16%
Total net sales	$390,528	$375,183	4%	$1,563,654	$1,712,521	(9%)
Gross profit	$67,343	$61,180	10%	$259,987	$247,269	5%
Gross margin	17.2%	16.3%	90 bps	16.6%	14.4%	220 bps
Selling and administrative expenses	$56,993	$49,763	15%	$216,246	$200,988	8%
Severance and restructuring expenses, net	$285	$450	(37%)	$2,125	$1,760	21%
Acquisition and integration related expenses	$166	$257	(35%)	$3,488	$257	>100%
Earnings from operations	$9,899	$10,710	(8%)	$38,128	$44,264	(14%)

Sales Mix			**			**
Hardware	29%	37%	(16%)	35%	38%	(16%)
Software	54%	50%	12%	50%	50%	(8%)
Services	17%	13%	29%	15%	12%	16%
	100%	100%	4%	100%	100%	(9%)

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	change	2023	2022	change
APAC
Net sales:
Products	$31,097	$33,610	(7%)	$132,538	$144,589	(8%)
Services	$24,034	$21,211	13%	$97,294	$89,689	8%
Total net sales	$55,131	$54,821	1%	$229,832	$234,278	(2%)
Gross profit	$14,995	$14,092	6%	$63,583	$60,965	4%
Gross margin	27.2%	25.7%	150 bps	27.7%	26.0%	170 bps
Selling and administrative expenses	$10,300	$10,038	3%	$43,825	$41,874	5%
Severance and restructuring expenses	$110	$89	24%	$173	$91	90%
Earnings from operations	$4,585	$3,965	16%	$19,585	$19,000	3%

Sales Mix			**			**
Hardware	18%	24%	(28%)	19%	25%	(24)%
Software	39%	37%	6%	39%	37%	2%
Services	43%	39%	13%	42%	38%	8%
	100%	100%	1%	100%	100%	(2%)
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s expectation that operating expenses will grow at a higher rate than gross profit for 2024, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectation that the majority of holders of our convertible senior notes (the “Notes”) will not opt to convert their Notes early, the Company’s expectations regarding cash flow, the Company’s expectations regarding supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or as a result of the ongoing conflicts in Ukraine and Gaza;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our patents, registered trademarks and trade names;
•potential liability and competitive risk based on the development, adoption, and use of Generative Artificial Intelligence;
•legal proceedings, client audits and failure to comply with laws and regulations;
•risks of termination, delays in payment, audits and investigations related to our public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Notes, which has been triggered, and may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the Notes (the "Call Spread Transactions");
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•potential contractual disputes with our clients and third-party suppliers;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales:
Products	$1,827,980	$2,119,061	$7,631,388	$8,947,787
Services	408,031	383,549	1,544,452	1,483,404
Total net sales	2,236,011	2,502,610	9,175,840	10,431,191
Costs of goods sold:
Products	1,639,458	1,911,469	6,859,178	8,111,252
Services	160,403	170,582	647,137	683,372
Total costs of goods sold	1,799,861	2,082,051	7,506,315	8,794,624
Gross profit	436,150	420,559	1,669,525	1,636,567
Operating expenses:
Selling and administrative expenses	298,206	304,766	1,236,243	1,216,660
Severance and restructuring expenses, net	3,136	1,451	6,091	4,235
Acquisition and integration related expenses	2,947	326	7,396	1,972
Earnings from operations	131,861	114,016	419,795	413,700
Non-operating (income) expense:
Interest expense, net	9,358	10,333	41,124	39,497
Other expense (income), net	328	511	817	(230)
Earnings before income taxes	122,175	103,172	377,854	374,433
Income tax expense	31,567	25,695	96,545	93,825
Net earnings	$90,608	$77,477	$281,309	$280,608

Net earnings per share:
Basic	$2.78	$2.24	$8.53	$8.04
Diluted	$2.42	$2.13	$7.55	$7.66

Shares used in per share calculations:
Basic	32,583	34,604	32,991	34,903
Diluted	37,513	36,336	37,241	36,620

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$268,730	$163,637
Accounts receivable, net	3,568,290	3,272,371
Inventories	184,605	265,154
Contract assets, net	120,518	7,909
Other current assets	189,158	191,597
Total current assets	4,331,301	3,900,668

Long-term contract assets, net	132,780	—
Property and equipment, net	210,061	204,260
Goodwill	684,345	493,033
Intangible assets, net	369,687	204,998
Long-term accounts receivable	412,666	160,818
Other assets	145,510	148,804
	$6,286,350	$5,112,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$2,255,183	$1,785,076
Accounts payable – inventory financing facilities	231,850	301,314
Accrued expenses and other current liabilities	538,346	433,789
Current portion of long-term debt	348,004	346,228
Total current liabilities	3,373,383	2,866,407

Long-term debt	592,517	291,672
Deferred income taxes	27,588	32,844
Long-term accounts payable	353,794	127,004
Other liabilities	203,335	156,586
	4,550,617	3,474,513
Stockholders’ equity:
Preferred stock	—	—
Common stock	326	340
Additional paid-in capital	328,607	327,872
Retained earnings	1,448,412	1,368,658
Accumulated other comprehensive loss – foreign currency translation adjustments	(41,612)	(58,802)
Total stockholders’ equity	1,735,733	1,638,068
	$6,286,350	$5,112,581

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net earnings	$281,309	$280,608
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	62,476	56,614
Provision for losses on accounts receivable	6,879	6,066
Non-cash stock-based compensation	28,951	22,710
Deferred income taxes	(13,080)	(9,251)
Amortization of debt issuance costs	4,870	6,105
Other adjustments	(1,583)	2,035
Changes in assets and liabilities:
Increase in accounts receivable	(11,892)	(406,370)
Decrease in inventories	75,729	53,711
Increase in contract assets	(13,840)	(3,152)
Increase in long-term accounts receivable	(126,850)	(17,015)
Decrease in other assets	34,061	48,025
Increase in accounts payable	216,229	53,607
Increase in long-term accounts payable	111,790	7,931
Decrease in accrued expenses and other liabilities	(35,518)	(3,518)
Net cash provided by operating activities:	619,531	98,106
Cash flows from investing activities:
Proceeds from sale of assets	15,515	1,346
Purchases of property and equipment	(39,252)	(70,939)
Acquisitions, net of cash and cash equivalents acquired	(481,464)	(68,248)
Net cash used in investing activities:	(505,201)	(137,841)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	4,587,596	4,678,212
Repayments on ABL revolving credit facility	(4,288,036)	(4,433,510)
Net repayments under inventory financing facilities	(70,408)	(8,307)
Repurchases of common stock	(217,108)	(107,922)
Earnout and acquisition related payments	(15,615)	—
Other payments	(13,141)	(14,466)
Net cash (used in) provided by financing activities:	(16,712)	114,007
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	7,449	(14,531)
Increase in cash, cash equivalents and restricted cash	105,067	59,741
Cash, cash equivalents and restricted cash at beginning of period	165,718	105,977
Cash, cash equivalents and restricted cash at end of period	$270,785	$165,718

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$131,861	$114,016	$419,795	$413,700
Amortization of intangible assets	10,988	8,077	36,231	32,892
Other*	5,823	6,172	36,101	20,018
Adjusted non-GAAP consolidated EFO	$148,672	$128,265	$492,127	$466,610

GAAP EFO as a percentage of net sales	5.9%	4.6%	4.6%	4.0%
Adjusted non-GAAP EFO as a percentage of net sales	6.6%	5.1%	5.4%	4.5%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$90,608	$77,477	$281,309	$280,608
Amortization of intangible assets	10,988	8,077	36,231	32,892
Other*	5,823	6,172	36,101	20,018
Income taxes on non-GAAP adjustments	(4,287)	(3,533)	(18,016)	(13,306)
Adjusted non-GAAP consolidated net earnings	$103,132	$88,193	$335,625	$320,212

GAAP net earnings as a percentage of net sales	4.1%	3.1%	3.1%	2.7%
Adjusted non-GAAP net earnings as a percentage of net sales	4.6%	3.5%	3.7%	3.1%

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$2.42	$2.13	$7.55	$7.66
Amortization of intangible assets	0.29	0.22	0.97	0.90
Other	0.16	0.17	0.97	0.55
Income taxes on non-GAAP adjustments	(0.11)	(0.10)	(0.48)	(0.36)
Impact of benefit from note hedge	0.22	0.11	0.68	0.36
Adjusted non-GAAP diluted EPS	$2.98	$2.53	$9.69	$9.11

Shares used in diluted EPS calculation	37,513	36,336	37,241	36,620
Impact of benefit from note hedge	(2,874)	(1,459)	(2,619)	(1,466)
Shares used in Adjusted non-GAAP diluted EPS calculation	34,639	34,877	34,622	35,154

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$117,377	$99,341	$362,082	$350,436
Amortization of intangible assets	9,245	7,563	32,514	30,735
Other*	5,122	5,376	29,763	17,910
Adjusted non-GAAP EFO from North America segment	$131,744	$112,280	$424,359	$399,081

GAAP EFO as a percentage of net sales	6.6%	4.8%	4.9%	4.1%
Adjusted non-GAAP EFO as a percentage of net sales	7.4%	5.4%	5.7%	4.7%

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$9,899	$10,710	$38,128	$44,264
Amortization of intangible assets	1,635	405	3,277	1,696
Other	591	707	6,165	2,017
Adjusted non-GAAP EFO from EMEA segment	$12,125	$11,822	$47,570	$47,977

GAAP EFO as a percentage of net sales	2.5%	2.9%	2.4%	2.6%
Adjusted non-GAAP EFO as a percentage of net sales	3.1%	3.2%	3.0%	2.8%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$4,585	$3,965	$19,585	$19,000
Amortization of intangible assets	108	109	440	461
Other	110	89	173	91
Adjusted non-GAAP EFO from APAC segment	$4,803	$4,163	$20,198	$19,552

GAAP EFO as a percentage of net sales	8.3%	7.2%	8.5%	8.1%
Adjusted non-GAAP EFO as a percentage of net sales	8.7%	7.6%	8.8%	8.3%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA:
GAAP consolidated net earnings	$90,608	$77,477	$281,309	$280,608
Interest expense	11,958	11,271	48,576	41,577
Income tax expense	31,567	25,695	96,545	93,825
Depreciation and amortization of property and equipment	6,790	6,333	26,245	23,722
Amortization of intangible assets	10,988	8,077	36,231	32,892
Other*	5,823	6,172	36,101	20,018
Adjusted non-GAAP EBITDA	$157,734	$135,025	$525,007	$492,642

GAAP consolidated net earnings as a percentage of net sales	4.1%	3.1%	3.1%	2.7%
Adjusted non-GAAP EBITDA as a percentage of net sales	7.1%	5.4%	5.7%	4.7%
*    Includes transformation costs of $2.6 million and $4.1 million for the three months ended December 31, 2023 and 2022, respectively, and $16.6 million and $12.4 million for the twelve months ended December 31, 2023 and 2022, respectively. Includes data center service outage related recoveries of $3.0 million for the three months ended December 31, 2023 and data center service outage related expenses, net of recoveries of $5.0 million for the twelve months ended December 31, 2023 with no comparable costs in the prior year periods.

	Twelve Months Ended December 31,
	2023	2022
Adjusted return on invested capital:
GAAP consolidated EFO	$419,795	$413,700
Amortization of intangible assets	36,231	32,892
Other[5]	36,101	20,018
Adjusted non-GAAP consolidated EFO	492,127	466,610
Income tax expense[1]	127,953	121,319
Adjusted non-GAAP consolidated EFO, net of tax	$364,174	$345,291
Average stockholders’ equity[2]	$1,628,480	$1,584,075
Average debt[2]	690,402	713,279
Average cash[2]	(209,674)	(131,283)
Invested Capital	$2,109,208	$2,166,071

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	14.73%	14.13%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	17.27%	15.94%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $109,147 and $107,562 for the twelve months ended December 31, 2023 and 2022, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $16.6 million and $12.4 million for the twelve months ended December 31, 2023 and 2022, respectively. Includes certain third-party data center service outage related expenses, net of recoveries of $5.0 million for the twelve months ended December 31, 2023.
###